| Coopers                                  | COOPERS & LYBRAND L.L.P
| & Lybrand                                |a professional services firm



                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-4 of our report dated March 25, 1997, on our audit of the financial statements of Shannon Automotive Ltd.


                                          /s/ Coopers & Lybrand L.L.P.


Houston, Texas
September 18, 1997